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                                                                     Exhibit 4.4

                                                                  Execution Copy


                                 AMENDMENT NO. 3 TO
                   THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          AMENDMENT NO. 3 dated as of February 25, 1998 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement"), among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, AT&T Credit Corporation, General Electric Capital Corporation, CoreStates Bank, N.A., and CoreStates Holdings, Inc.

                                W I T N E S S E T H

     WHEREAS, the parties hereto desire to make certain amendments to the Stockholders Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined.

          2. AMENDMENTS TO SECTIONS 6.1(A) AND (B) OF THE STOCKHOLDERS AGREEMENT. Sections 6.1(a) and (b) of the Stockholders Agreement are amended to read as follows:

          6.1  DEMAND REGISTRATIONS.

          (a) RIGHT TO DEMAND. At any time and from time to time following (i) June 5, 2000 or (ii) the Demand Rights Commencement Date, as specified in
Section 6.1(b), each of Nassau, Kamine, AT&T and the Majority Series C Holders (each of which is referred to in this Section 6 as a "Demand Holder") may request the Company to register its Registrable Securities in the manner set forth herein by written notice (the "REGISTRATION NOTICE") to the Company only if a disposition of the Registrable Securities may not, in the opinion of the Demand Holder, be effected in the public marketplace (as opposed to a private transaction under the Securities Act) at equally favorable net terms to the Demand Holder without registration of such shares under the Securities Act. In the event that the Company receives a Registration Notice, the Company shall effect a registration under the Securities Act of the number of Registrable Securities determined in accordance with Section 6.1(c) on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS") or on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this Section


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                                                                               2


6.1(a) are referred to herein as "DEMAND REGISTRATIONS.

          (b) NUMBER OF DEMAND REGISTRATIONS. Each of Nassau and Kamine will be entitled following the earlier of June 5, 2000 and the Demand Rights Commencement Date to obtain up to two (2) Long-Form Registrations and two (2) Short-Form Registrations. So long as AT&T or any of its Affiliates shall hold any Registrable Securities, then AT&T, or if AT&T and its Affiliates no longer hold any Registrable Securities, then the holders of at least 50% of the aggregate number of Registrable Securities transferred by AT&T which are Registrable Securities on the date such request is being made, will be entitled following the Demand Rights Commencement Date to obtain up to an aggregate of two (2) Registrations (which may be Short-Form Registrations, at the Company's option, if the Company is then eligible therefor). The Majority Series C Holders (for themselves and on behalf of all Stockholders holding shares of Common Stock into which shares of Series C Convertible Preferred Stock have been, or may be, converted) will be entitled following the Demand Rights Commencement Date to obtain up to an aggregate of two (2) Registrations (which may be Short-Form Registrations, at the Company's option, if the Company is then eligible therefor). A registration will not count as a Long-Form Registration or Short-Form Registration, as the case may be, until such Demand Registration has become effective and unless the Demand Holder is able to register and sell at least 66 2/3% of the Registrable Securities requested to be included in such registration. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 6.1(b) (including the Company's internal costs in proceeding on such request, as reasonably determined by the Company's Board of Directors) if the registration request is subsequently withdrawn, unless the Demand Holder agrees to treat the withdrawn request as a registration undertaken pursuant to this Section 6.1(b); PROVIDED, that if the Demand Holder withdraws a request as a result of a material adverse change in the condition, business or prospects of the Company or in the market for the Company's securities from that known to the Demand Holder at the time of its request, the Company, and not the Demand Holder, shall be required to pay all the expenses relating to the proposed registration and such request shall not be treated as a registration for purposes of this Section 6.1(b).

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                                                                               3


          3. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

          4. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

          5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.


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                                                                               4


          IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the date first above written.


                                        KMC TELECOM HOLDINGS, INC.


                                        By: /s/ Cynthia Wortham
                                           ----------------------------
                                             Name: Cynthia Wortham
                                             Title:

                                        NASSAU CAPITAL PARTNERS L.P.

                                        By:  Nassau Capital L.L.C., its General
                                                  Partner

                                        By: /s/ John G. Quigley
                                           ----------------------------
                                             Name: John G. Quigley
                                             Title: Member

                                        NAS PARTNERS I L.L.C.


                                        By: /s/ John G. Quigley
                                           ----------------------------
                                             Name: John G. Quigley
                                             Title: Member

                                        HAROLD N. KAMINE

                                        /s/ Harold N. Kamine
                                        -------------------------------

                                        AT&T CREDIT CORPORATION


                                        By: /s/ Daria A. Pishco
                                           ----------------------------
                                             Name: Daria A. Pishco
                                             Title: Vice President

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                                                                               5


                                        CORESTATES BANK, N.A.


                                        By: /s/ Michael Bienville Grimes
                                           ------------------------------
                                             Name: Michael Bienville Grimes
                                             Title: Vice President

                                        CORESTATES HOLDINGS, INC.


                                        By: /s/ Francis B. Jacobs II
                                           ----------------------------
                                             Name: Francis B. Jacobs II
                                             Title: Vice President

                                        GENERAL ELECTRIC CAPITAL
                                          CORPORATION


                                        By: /s/ Edward Smith Christie
                                           ----------------------------
                                             Name: Edward Smith Christie
                                             Title: Manager-Operations